CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A and to the use of our report dated February 23, 2026 on the financial statements and financial highlights of Midas Discovery and Midas Special Opportunities, each a series of the Midas Series Trust. Such financial statements and financial highlights appear in the 2025 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

April 30, 2026